UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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LOUISIANA-PACIFIC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT NO. 1 TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2022

March 25, 2022

Explanatory Note

This Amendment No. 1 (this “Amendment”) amends the proxy statement of Louisiana-Pacific Corporation (“LP”) filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2022 (the “Proxy Statement”) for LP’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually via live audio webcast at http:// www.virtualshareholdermeeting.com/LPX2022 on April 27, 2022 at 7:30 a.m. Central Time. This Amendment does not change the proposals to be acted on at the Annual Meeting, or the recommendations of LP’s Board of Directors (the “Board”) in relation thereto, which are described in the Proxy Statement.

The sole purpose of this Amendment is to provide additional information regarding certain 2021 executive compensation matters, specifically (i) the background and rationale for the modification of the methodology used to calculate the performance vesting criteria for the 2020 PSU awards, and (ii) Mr. Sims’ departure from LP effective December 31, 2021.

Unless otherwise expressly provided for in this Amendment, all capitalized words, phrases, or defined terms used in this Amendment will have the same meaning ascribed to them in the Proxy Statement. Except as expressly set forth in this Amendment, there have been no other changes or modifications to the Proxy Statement, and the Proxy Statement remains otherwise unchanged and in full force and effect.

Amendments to Proxy Statement

The section captioned “Compensation of Executive Officers—Compensation Discussion and Analysis—Section IV: Elements and Philosophy of Executive Compensation—Long-term Equity Incentive Compensation—2020 PSU Awards” on page 54 of the Proxy Statement is hereby amended and restated in its entirety as follows:

2020 PSU AWARDS

In July 2021, the Compensation Committee, with the guidance of FW Cook, its independent compensation consultant, modified the performance vesting criteria of approximately 149,000 PSU awards granted in 2020 to 24 eligible participants (including our NEOs). The awards have a three-year performance period (2020-2022) tied to cumulative operating cash flow with a relative TSR modifier.

The Compensation Committee’s decision to modify the performance vesting criteria for the 2020 PSU awards was the result of thorough consideration by the Compensation Committee and involved input from FW Cook and LP’s senior management. When the performance vesting criteria was originally adopted, the Compensation Committee also approved the methodology used to calculate the performance vesting criteria. This methodology included an adjustment for differences between a Random Lengths (RL) OSB regional average price and a fixed RL OSB price and assumed a consistent price realization and sales volume. This methodology was first adopted with respect to the 2020 PSU awards, as the performance goals for the 2019 PSU awards were based on Company Return on Invested Capital and product growth. At the time of the adoption of this methodology, LP expected minimal differences in the fixed price realization and minimal swings in actual price realization throughout the three-year performance period. However, the significant and rapid increases in RL OSB prices in 2020 were outside any past movements in recent history. The rapid price movement magnified the realization gap of the typical LP price realization trends and exposed an inherent flaw in the approved methodology. Modeling at the time when the Compensation Committee considered the modification of the methodology indicated that (i) the unprecedented market phenomenon would result in a significant adverse difference in the fixed price realization and the average actual price realization, which indicated that none of the 2020 PSU awards were likely to vest, and (ii) the methodology to adjust for changes in LP’s OSB prices was not reasonable in light of the foregoing circumstances.

As a result, and after taking into consideration the Compensation Committee’s core philosophy of rewarding or penalizing management only for controllable events, while uncontrollable events, such as changes in OSB commodity prices, are excluded from management incentive determinations, the Compensation Committee approved a modification of the method of adjusting the target operating cash flow performance metric to one based on the actual year-over-year change in LP’s OSB prices (rather than using differences in RL OSB regional averages compared to a fixed RL OSB price). This updated methodology was also used for the 2021 PSU awards because the Compensation Committee believes that this updated method better addresses potential uncontrollable changes in OSB commodity prices during the performance period. For both the 2020 PSU awards and the 2021 PSU awards, the Compensation Committee retains discretion to reduce payouts if, at the end of the applicable performance period, the Compensation Committee considers the payouts to be excessive or not accurately representing the performance of LP. The Compensation Committee did not modify the 2019 PSU awards outstanding at the time because, as noted above, the performance goals for those awards were based on Company Return on Invested Capital and product growth, not operating cash flow.

The modification for the 2020 PSU awards was considered a Type III modification under Accounting for Share-Based Payments (FASB ASC Topic 718), in which the original awards were canceled, and the modified awards were considered granted on the modification date. At the modification date, approximately 100% of the targeted 2020 PSU award amounts were expected to vest. The incremental fair value related to the modification is included in the “Stock Awards” column of the “Summary Compensation Table” below.

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Each of (i) the first sentence of footnote 5 to the table captioned “Holders of Common Stock—Directors and Named Executive Officers” on page 44 of the Proxy Statement, (ii) footnote 2 under the listing of the NEOs on page 47 of the Proxy Statement, and (iii) footnote 6 to the table captioned “Compensation of Executive Officers—Summary Compensation Table” on page 59 of the Proxy Statement, is hereby amended and restated in its entirety as follows:

Mr. Sims departed LP effective December 31, 2021.

***

Paragraph (d) of footnote 4 to the table captioned “Compensation of Executive Officers—Summary Compensation Table” on page 59 of the Proxy Statement is amended and restated in its entirety as follows:

(d)	Represents payment accrued to Mr. Sims as of his departure from LP on December 31, 2021 pursuant to his severance agreement in an amount equal to 1.5 times the sum of his base salary and annual cash bonus at target, which was paid to Mr. Sims on February 28, 2022.

***

The second and third sentences of the section captioned “Compensation of Executive Officers—Potential Payments Upon Termination of Employment or Change of Control of LP—Potential Payments Upon Termination of Employment” on page 65 of the Proxy Statement are amended and restated in their entirety as follows:

On November 9, 2021, LP announced the retirement of Mr. Sims, LP’s then-serving Senior Vice President of Corporate Marketing and Business Development, effective December 31, 2021. This announcement followed LP’s notice to Mr. Sims on November 9, 2021 that his position was being eliminated effective December 31, 2021, which constituted a termination of Mr. Sims’ employment other than due to cause (as such term is defined in Mr. Sims’ severance agreement). The disclosures provided below for Mr. Sims reflect the actual payments Mr. Sims was entitled to receive as of his termination.

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The second sentence of the section captioned “Compensation of Executive Officers—Potential Payments Upon Termination of Employment or Change of Control of LP—Potential Payments Upon Termination of Employment—Severance Agreements” on page 65 of the Proxy Statement is hereby amended and restated its entirety as follows:

The disclosures provided below for Mr. Sims reflect the actual payments Mr. Sims was entitled to receive as of his departure from LP effective December 31, 2021.

***

Footnote 5 to the table captioned “Compensation of Executive Officers—Potential Payments Upon Termination of Employment or Change of Control of LP—Potential Payments Upon Termination of Employment—Severance Agreements—Termination by LP without Cause or by the NEO for Good Reason” on page 67 of the Proxy Statement is amended and restated in its entirety as follows:

(5)	This table reflects the actual payments Mr. Sims was entitled to receive as of his departure from LP effective December 31, 2021. Assumes no COBRA reimbursements.

Important Information

LP has filed the Proxy Statement with the SEC and has furnished to its stockholders such Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. LP advises its stockholders to read the Proxy Statement relating to the Annual Meeting, as amended and supplemented by this Amendment, because it contains important information. The proxy materials for the Annual Meeting, including the Proxy Statement, this Amendment and the Annual Report to Stockholders are available at http://www.proxyvote.com. Stockholders may also obtain a free copy of the Proxy Statement, this Amendment and other documents that the LP files with the SEC at the SEC’s website at www.sec.gov.

As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet, telephone or mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Annual Meeting unless revoked in accordance with the instructions in the Proxy Statement.